                                 EXHIBIT 10.(c)

                 MAPCO Inc. 1986 Retirement Plan for Directors,
               as amended and restated effective January 23, 1996

                                   MAPCO INC.
                       1986 RETIREMENT PLAN FOR DIRECTORS
                            EFFECTIVE MARCH 13, 1986
              AS AMENDED AND RESTATED EFFECTIVE  JANUARY 23, 1996


 1.      Name and Purpose

         The name of this Plan is the MAPCO Inc. 1986 Retirement Plan for Directors ("Plan"). The purpose of the Plan is to provide any Director of MAPCO prior to January 1, 1996, who is not concurrently an employee of MAPCO or any subsidiary thereof with continuing compensation for services rendered as a retired Director and thereby assist MAPCO in the realization of its long-term strategies and objectives.

         It is intended that a person retired under this Plan will be available to provide advice and counsel from time to time on such matters as the Chairman of the Board shall request, and to be paid meeting fees and expenses related thereto when applicable.

 2.      Definitions

         "MAPCO" means MAPCO Inc., a Delaware corporation, or any successor to a substantial portion of its business.

         "Credited Service" means all months of service, whether or not consecutive, as an Eligible Director of MAPCO, including service as an Eligible Director prior to the Effective Date of the Plan. Service while a Director but not an Eligible Director will not be deemed to be service for any purpose under this Plan. Service as a director of a subsidiary of MAPCO will not be deemed to be service for any purpose under this plan.

         "Director" means any member of the Board of Directors of MAPCO on or after the Effective Date.

         "Eligible Director" means any Director who began service to the Company as a Director prior to January 1, 1996 and who is not and has not concurrently been employed by MAPCO or any subsidiary thereof.

         "Effective Date" means March 13, 1986.

         "Participant" means any Eligible Director whose service has terminated and who has otherwise qualified to commence to receive a benefit under the terms of this Plan.

         "Plan  means this MAPCO Inc. 1986 Retirement Plan for Directors.

         "Plan Administrator" means the General Counsel of MAPCO or any other officer designated by the Chairman of the Board.

         "Prior Plan" means the March 11, 1982 MAPCO Inc. Retirement Plan for Directors as in effect, and as amended to terminate, on March 12, 1986, which is superseded by this Plan effective March 13, 1986, except as otherwise provided in Paragraph 3 hereof.

         "Retainer" means the annual fee established by the Board of Directors of MAPCO and paid monthly for service as a Director, but excludes any meeting fee, expense reimbursement, or any other compensation received by a Director unless such compensation is specifically included as a part of the Retainer by action of the Board.

         "Termination of Service" means cessation of service as a Director.

 3.      Eligibility for Benefits

         Each Eligible Director who has sixty (60) or more months of Credited Service shall be entitled to a benefit under the plan upon his or her termination of service as a Director. The Prior plan shall continue to be effective only as to any individual whose service had terminated and who was entitled to receive benefits thereunder as of March 12, 1986.

 4.      Plan Benefits

         The annual benefit payable under the Plan shall be equal to the Retainer in effect for Eligible Directors at the time an Eligible Director's service terminates. This benefit may be paid to the Participant on a monthly basis, on or before the last day of each month commencing with the month following the month of his or her Termination of Service, or equivalent payment may be made on a less frequent basis, at least annually, at the plan Administrator's sole discretion.

 5.      Duration of Benefits

         (a) Normal Retirement. In the case of a Participant who is age seventy (70) or older and who has sixty (60) or more months of Credited Service at the date of his or her Termination of Service, the benefits provided by this Plan shall, subject to Sections 6 and 7, continue until the last day of the month in which the death of the Participant occurs.

         (b) Vested Benefits. In the case of a Participant who is younger than age seventy (70) but who has sixty (60) or more months of Credited Service at the date of his or her Termination of Service, the benefits provided by this Plan shall, subject to Sections 6 and 7, continue until the first to occur of:
(a) the number of monthly payments made equals the number of months of Credited Service by the Participant as an Eligible Director (or equivalent payments have been made); or (b) 120 monthly payments (or equivalent payments) have been made; or (c) the last day of the month in which the death of the Participant occurs.

         (c) Change in Control. Notwithstanding Section 5(b), in the event that a Participant's service as a Director terminates following a "change in control" of the Company (as hereinafter defined), such Participant shall not be subject to the provisions of Section 7 (Forfeiture of Benefits). In addition, any Participant who is not eligible to receive benefits under Section 5(a) shall, subject to Section 6, receive the benefits otherwise provided by the Plan under Section 5(b), (i) regardless of whether he has ten completed sixty (60) or more months of Credited Service and (ii) during his lifetime for a period equal to the greater of (x) 120 monthly payments (or equivalent payments) or (y) a period equal to the number of months of his Credited Service (or equivalent payments). A "change in control" means the first to occur of the following events:

                 (A) the members of the Board of Directors of MAPCO at the beginning of any consecutive 24 month calendar period cease for any reason to constitute 75% of the members of such Board of Directors, unless the election, or the nomination for election by MAPCO's stockholders, of each new Director was approved by a vote of at least 75% of the members of such Board of Directors then in office who are members of such Board of Directors at the beginning of such 24 calendar month period; or

                 (B) any "person," including a "group" (as such terms are used in Sections 13(d) and 14(d)(ii) of the Securities Exchange Act of 1934, as amended), but excluding MAPCO, any of it subsidiaries or any employee benefit plan of MAPCO or any of its subsidiaries is or becomes the "beneficial owner" (as defined in Rule 13(d)(iii) under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of MAPCO representing 25% or more of the combined voting power of MAPCO's then outstanding securities; or

                 (C) the stockholders of MAPCO shall approve a definitive agreement (1) for the merger or other business combination of MAPCO with or into another corporation a majority of the directors of which were not directors of MAPCO immediately prior to the merger and in which the stockholders of MAPCO immediately prior to the effective date of such merger own less than 50% of the voting power or in such corporation or (2) for the sale or other disposition of all or substantially all of the assets of MAPCO.

 6.      Suspension of Benefits

         If a Participant returns to service as a Director or becomes an employee of MAPCO or is or becomes a director or employee of any subsidiary of MAPCO, payment of benefits under this Plan shall be immediately suspended and shall commence again on the last day of the month following the month in which such service or employment terminates.

         If a Participant returns to service as an Eligible Director, the amount and duration of his or her benefits shall be redetermined under Sections 4 and 5, based on the Participant's age, cumulative periods of Credited Service and the Retainer in effect upon his or her subsequent Termination of Service; provided, however, that if the Participant is not yet seventy (70) years of age upon his or her subsequent Termination of Service, the Participant's number of monthly payments (or equivalent payments) for which he or she qualifies as a result of his or her cumulative periods of Credited Service shall be reduced by the number of monthly payments (or equivalent payments) previously received by the Participant under this Plan.

         If, however, a Participant returns to service as an employee of MAPCO or as a director or employee of a subsidiary of MAPCO, there shall be no adjustment in the Retainer used to determine the benefit payments and the amount and the duration of his or her benefits shall not be redetermined, but shall again be governed by Sections 4 and 5 as previously determined.

 7.      Forfeiture of Benefits

         No benefit shall be paid under this Plan with respect to any month in which a Participant is employed by or serving as a director of any company if such service constitutes or would in the opinion of the General Counsel of MAPCO be deemed to constitute a conflict of interest or other legal impediment of such a nature as would preclude such Participant from concurrently serving as a Director of MAPCO. No benefit shall be paid hereunder to any Director terminated for cause.

 8.      Funding

         No promise under this Plan shall be secured by any specific asset of MAPCO, nor shall any asset of MAPCO be designated as attributable to or be allocated to the satisfaction of any such promise. Each benefit payment shall be made from MAPCO's general revenues.

 9.      Administration

         The Plan Administrator shall have full power and authority to administer the Plan, including the power to promulgate rules of Plan administration, the power to settle any disputes as to rights or benefits arising from the Plan, the power to appoint agents and delegate his duties, and the power to make such decisions or take such action as the Plan Administrator, at his sole discretion, deems necessary or advisable to aid in the proper administration of the Plan.

10.      Alienation of Benefits

         No Participant shall have the right to anticipate, alienate, sell, transfer, assign, pledge or encumber his or her right to receive any benefit under this Plan until the benefit is paid to him or her and any attempt thereat shall be void.

11.      Withholding Taxes

         MAPCO shall deduct from the amount of any payment hereunder, any tax required to be withheld by applicable law.

12.      Governing Law

         This Plan shall be governed and construed by the laws of the State of Delaware.

13.      Amendment, Modification, Or Termination Of the Plan

         The Board of Directors may, at any time, terminate or, in any respect, amend or modify the Plan, but such action shall not affect the rights of any Participant then receiving benefits under the Plan.